Exhibit 99.1

FOR IMMEDIATE RELEASE

Liquidia Appoints Seasoned Biopharmaceutical Industry Executive

Dr. Richard Katz as Chief Financial Officer

RESEARCH TRIANGLE PARK, NC — May 22, 2019 — Liquidia Technologies, Inc. (Nasdaq: LQDA) (“Liquidia”), a late-stage clinical biopharmaceutical company, today announced the appointment of Richard D. Katz, M.D., as Chief Financial Officer (CFO). Dr. Katz joins Liquidia with more than 20 years of experience in healthcare finance and corporate development. Most recently, he served as CFO at Argos Therapeutics.

“Rich is an experienced healthcare and financial executive with a proven track record of guiding public life sciences companies through their corporate life cycles, including building pipeline and commercial opportunities, raising capital, negotiating business development transactions and portfolio resource allocation,” said Neal Fowler, Chief Executive Officer of Liquidia. “His range of industry expertise and relevant leadership skills will serve us well as we drive towards a New Drug Application submission in late 2019 for LIQ861, our lead program to treat patients with pulmonary arterial hypertension (PAH).”

Prior to his time at Argos, Dr. Katz served as CFO at several biopharmaceutical companies including Viamet Pharmaceuticals and Icagen, Inc. At Icagen, Dr. Katz was instrumental in the company’s initial public offering and subsequent financings, the formation of several strategic collaborations, and the company’s sale to Pfizer. Prior to transitioning to the biopharmaceutical industry, Dr. Katz had worked as a vice president in the healthcare group of the investment banking division of Goldman, Sachs & Company, where he executed a broad range of transactions, including equity and debt financings, mergers and acquisitions, and corporate restructurings. Dr. Katz received his Bachelor of Arts degree from Harvard University, his medical degree from the Stanford University School of Medicine, and his MBA from Harvard Business School.

Mr. Fowler continued, “Rich will work closely with our leadership team, including Tim Albury, who served a critical role over the past several months during this transition time. We are grateful for Tim’s valuable contributions.”

“I look forward to working with the Liquidia team at this pivotal time in the company’s history with preparations for the transition to a commercial-stage biopharma underway based upon progress with and the promise of LIQ861. In addition, LIQ865, a non-opioid agent for the treatment of post-operative pain, represents another exciting pipeline opportunity leveraging Liquidia’s proprietary PRINT® technology platform. I am particularly excited by the potential of this unique and broadly applicable technology to bring substantial benefit to patients with a range of diseases and disorders,” said Dr. Katz.

About Liquidia Technologies

Liquidia is a late-stage clinical biopharmaceutical company focused on the development and commercialization of therapeutics using its proprietary PRINT® technology to transform the lives of patients. Currently, Liquidia is focused on the development of two product candidates using its PRINT® particle engineering platform: LIQ861 for the treatment of pulmonary arterial hypertension and LIQ865 for the treatment of local post-operative pain. Being evaluated in a Phase 3 clinical trial (INSPIRE), LIQ861 is designed to improve the therapeutic profile of treprostinil by enhancing deep-lung delivery and achieving higher dose levels than current inhaled therapies by using a convenient, palm-sized, disposable dry powder inhaler. LIQ865, for which Liquidia has completed two Phase 1 clinical trials, is designed to deliver sustained-release particles of bupivacaine, a non-opioid anesthetic, to treat local post-operative pain for three to five days through a single administration. For more information visit Liquidia’s website at www.liquidia.com.

Forward-Looking Statements

This press release may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical facts, including statements regarding our future results of operations and financial position, our business strategy and plans and our objectives for future operations, are forward-looking statements. Such forward-looking statements, including statements regarding clinical trials, clinical studies and other clinical work (including the funding therefor, anticipated patient enrollment, safety data, study data, trial outcomes, timing or associated costs), regulatory applications and related timelines, including the filing of an NDA for LIQ861, involve significant risks and uncertainties and actual results could differ materially from those expressed or implied herein. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks discussed in our filings with the Securities and Exchange Commission, as well as a number of uncertainties and assumptions. Moreover, we operate in a very competitive and rapidly changing environment and our industry has inherent risks. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Nothing in this press release should be regarded as a representation by any person that these goals will be achieved, and we undertake no duty to update our goals or to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information
Investors:
Jenny Kobin
IR Advisory Solutions
919.328.4389
IR@liquidia.com

Media:
Christy Curran
Sam Brown Inc.
615.414.8668
media@liquidia.com